EXHIBIT 99

Contact:	Timothy M. Doyle Executive Managing Director, CFO 858.551.0511

FOR IMMEDIATE RELEASE

ITLA CAPITAL CORPORATION ANNOUNCES
ANNUAL SHAREHOLDERS MEETING

LA JOLLA, Calif., May 25 /PRNewswire-FirstCall/ -- ITLA Capital Corporation (Nasdaq: ITLA) announced today that its Annual Shareholders Meeting will take place at 2:00 p.m. PDT, on August 2, 2006, at The Meritage Resort at Napa located at 875 Bordeaux Way, Napa, California 94558. The voting record date shall be June 15, 2006.

ITLA Capital Corporation is the largest financial services company headquartered in the city of San Diego, California, and conducts its operations through Imperial Capital Bank and Imperial Capital Real Estate Investment Trust. Imperial Capital Bank has seven retail branch locations and twenty loan origination offices serving the Western United States, the Southeast, the Mid-Atlantic States, the Ohio Valley, the Metro New York area and New England.

For additional information, contact Timothy M. Doyle, Executive Managing Director and Chief Financial Officer at (858) 551-0511.

www.itlacapital.com